PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E29739-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For	Against	Abstain
1. Approval of a proposed Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the Oak Ridge Global Resources & Infrastructure Fund (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust ("IMST"), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value ("NAV") per class equal to the aggregate NAV of the corresponding class(es) of shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of each class of the Acquiring Fund in proportion to their respective holdings of shares of the corresponding class(es) of the Acquired Fund;	☐	☐	☐
2. Approval of an Investment Advisory Agreement with Virtus Fund Advisers, LLC, the investment adviser to the Acquired Fund; and	☐	☐	☐

3. The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOU PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION FOR YOUR FUND(S). THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

Please sign exactly as your name appears above. Joint owners each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

V.2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement and Proxy Card are available at www.proxyvote.com.

E29740-TBD

PROXY **RIDGEWORTH FUNDS** **PROXY**

RIDGEWORTH CAPITAL INNOVATIONS GLOBAL RESOURCES AND INFRASTRUCTURE FUND
PROXY SOLICITED BY THE BOARD OF
TRUSTEES OF RIDGEWORTH FUNDS
FOR MEETINGS OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2017

The signer of this proxy card hereby appoints Karen Jacoppo-Wood or Rebecca Gilding, and each of them separately, proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated [on the reverse side of this Proxy Card], at the Meetings of Shareholders of each series of RidgeWorth Funds (the "Trust") to be held June 28, 2017 at 10:00 a.m. Eastern Time, at the offices of RidgeWorth Funds, 3333 Piedmont Road, Suite 1500, Atlanta, GA 30305, and at any adjournments thereof, all of the shares of each series of the Trust which the undersigned would be entitled to vote if personally present.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETINGS. THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED [ON THE REVERSE SIDE OF THIS PROXY CARD].

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

V.2